[LETTERHEAD OF SWIDLER & BERLIN, CHARTERED]


                        September 30, 1997



CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, MD  20852

     RE:     Sale of Securities Pursuant to Shelf Registration Statement
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Gentlemen:

     We have examined a copy of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 9, 1997 (Commission File Number 333-28823) (the "Registration Statement"), as well as the Prospectus dated June 6, 1997 included therein (the "Prospectus"), of CRIIMI MAE Inc., a Maryland corporation (the "Company"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the sale of an indeterminate number of shares of the Company's common stock, par value $.01 per share, the Company's preferred stock, par value $.01 per share, the Company's debt securities and the Company's warrants (collectively, the "Securities") pursuant to the Registration Statement and the Prospectus Supplements thereto dated September 22, 1997 and October 1, 1997 (the "Prospectus Supplements"). We have also examined the Company's Articles of Incorporation, as amended, and such other corporate records, including resolutions of the Company's Board of Directors, and such other documents as we have deemed necessary in order to express the opinions set forth below. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to all originals of all documents submitted to us as copies. The opinions set forth in this letter also are premised on certain written representations of the Company and CRI Liquidating REIT contained in a letter to us dated September 30, 1997. Capitalized terms used in this opinion letter and not otherwise defined are as defined in the Registration Statement.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), relevant judicial authorities, rulings of the United States Internal Revenue Service ("IRS"), and such other authorities as we deemed relevant. The Code, Treasury Regulations, judicial decisions, rulings and other authorities are subject to change at any time and with either prospective or retroactive effect. A change in any of the authorities upon which our opinion is based
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could affect our conclusions.  Moreover, relevant laws could change in a manner that could adversely affect the Company or its stockholders. We have no obligation to inform you of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein.

      Based upon and subject to the foregoing, it is our opinion that (1) the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code for each of the taxable years that it has been in existence, and the Company's current organization and method of operation will enable it to continue to meet the requirements for qualification as a REIT for each of its subsequent taxable years; and (2) the discussions in the Registration Statement and in the Prospectus Supplements under the headings "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" and "RISK FACTORS - CERTAIN TAX CONSIDERATIONS" are correct in all material respects and fairly summarize the United States federal income tax considerations that are likely to be material to a holder of the Securities of the Company.

     The Company's qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership requirements and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us as counsel, and accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements under the Code for REIT qualification.
Moreover, certain aspects of the Company's operations have not been considered by the courts or the IRS. There can be no assurance that the courts or the IRS will agree with our opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

     For a discussion relating the applicable laws to the facts relevant to the Company, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussions of United States federal income tax issues in the sections of the Registration Statement and the Prospectus Supplements under the headings "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" and "RISK FACTORS - CERTAIN TAX CONSIDERATIONS."

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     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement and Prospectus Supplements in connection with this opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules promulgated thereunder.

     This opinion is rendered solely for your benefit in connection with the Registration Statement and Prospectus Supplements upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.


                                    Very truly yours,

                                    /s/ SWIDLER & BERLIN, CHARTERED